                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   --------


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         Date of Report:  May 4, 2000


                               IMPAC GROUP, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                        333-48821               23-2923682
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)



                            1950 NORTH RUBY STREET
                         MELROSE PARK, ILLINOIS  60160
                    Address of principal executive offices


      Registrant's telephone number, including area code: (708) 344-9100

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ITEM 5.        OTHER EVENTS

          On April 24, 2000, IMPAC Group, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") among Westvaco Corporation, a Delaware corporation ("Parent"), Collision Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MergerCo"), and the Company, pursuant to which MergerCo agreed, subject to certain conditions as more fully set forth in the Merger Agreement, to merge with and into the Company (the "Merger"). As a result of the Merger, IMPAC will become a wholly-owned subsidiary of the Parent. The Merger is subject to customary closing conditions and is expected to be consummated by the end of the second quarter. The Merger, if consummated, will constitute a Change of Control under, and as defined in, the Indenture, dated as of March 12, 1998 (the "Indenture"), among the Company, State Street Bank and Trust Company, as Trustee, and the other parties thereto relating to the Company's 10 1/8% Senior Subordinated Notes due 2008 (the "Notes"). As a result of this Change of Control, the Company will be required to make an offer to repurchase the Notes at a repurchase price equal to 101% of the aggregate principal amount plus accrued and unpaid interest.


ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

Exhibit 2.6 Agreement and Plan of Merger, dated as of April 24, 2000, among Westvaco Corporation, Collision Acquisition Corp., Heritage Fund II, L.P., as the Representative, and IMPAC Group, Inc.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IMPAC GROUP, INC.


Dated:  May 4, 2000                By:  /s/ David C. Underwood
                                       -----------------------
                                       David C. Underwood
                                       Chief Financial Officer